EXECUTION VERSION

COMMON STOCK
PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of December 5, 2011, by and between CIG Wireless Corp., a Nevada corporation, with headquarters located at Five Concourse Parkway, Suite 3100, Atlanta, Georgia 30328 (the “Company”), and the purchaser set forth on the signature page hereto (the “Purchaser”).

WHEREAS:

A.           The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Regulation D Promulgated thereunder (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.           The Purchaser wishes to purchase, subject to all terms and conditions set forth in this Agreement, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the aggregate number of shares of Common Stock set forth on the signature page hereto (the “Common Shares”).

NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

1. PURCHASE AND SALE OF COMMON STOCK.

(a)           Common Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company on the Closing Date (as defined below) the number of Common Shares set forth on the signature page hereto, which as and when shall be subject to all terms and conditions set forth in this Agreement.

(b)           Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on December 5, 2011 (or such later time or date as is mutually agreed to by the Company and Purchaser) at the offices of Wuersch & Gering LLP, 100 Wall Street, 21st Floor, New York, NY 10005 USA.

(c)           Purchase Price Consideration. Purchaser shall tender and deliver to the Company the consideration set forth on the signature page hereto for the number of Common Shares to be issued to the Purchaser at the Closing as set forth on the signature page hereto (the “Purchase Price Consideration”).

(d)           Form of Payment. On the Closing Date, (A) the Purchaser shall tender the Purchase Price Consideration to the Company for the Common Shares issued and sold to the Purchaser at the Closing; and (B) the Company shall deliver to the Purchaser the Common Shares, each duly executed on behalf of the Company and registered in the name of the Purchaser.

2. PURCHASER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

Purchaser represents and warrants, as of the date hereof and as of the Closing Date, that:

(a)           Organization; Authority. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)           No Sale or Distribution. Purchaser is acquiring the Common Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Purchaser is acquiring the Common Shares hereunder in the ordinary course of its business. The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Common Shares.

(c)           General Solicitation. The Purchaser is not purchasing the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet or presented at any seminar or, to the Purchaser’s knowledge, any other general advertisement or general solicitation.

(d)           Reliance on Exemptions. The Purchaser understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Common Shares.

(e)           Information. Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Shares that have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein. The Purchaser understands that its investment in the Common Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Shares.

(f)           No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(g)           Transfer or Resale.  The Purchaser expressly understands, acknowledges and agrees that: (i) the Common Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred, unless subsequent to the termination date of all such limitation periods, the Common Shares are (A) subsequently registered thereunder, (B) the Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Common Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Purchaser provides the Company with reasonable assurance that such Common Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Common Shares under circumstances in which the seller (or the Person (as defined in Section 3(q)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Common Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Common Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Common Shares and such pledge of Common Shares shall not be deemed to be a transfer, sale or assignment of the Common Shares hereunder, and no Purchaser effecting a pledge of Common Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g).

(h)           Legends. The Purchaser understands that the certificates or other instruments representing the Common Shares, until resale of the Common Shares have been registered under the 1933 Act or there is an exemption from registration available, the stock certificates representing the Common Shares, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE COMMON SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE COMMON SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE COMMON SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE COMMON SHARES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Common Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (i) such Common Shares are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Common Shares may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Common Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(i)           Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and shall constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j)           No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(k)           No Agent. The Purchaser has not engaged any placement agent or other agent in connection with the sale of the Common Shares.

(l)           Accredited Investor Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Purchaser that, as of the date hereof and as of the Closing Date:

(a)           Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority of the capital stock, equity or similar interest) are entities duly organized and validly existing and, to the extent legally applicable, in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as an entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).

(b)           Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and each of the other agreements entered into by the parties hereto as of even date hereof in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Common Shares in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares, have been duly authorized by the Company’s board of directors and no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           Issuance of Common Shares. The issuance of the Common Shares are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be fully paid, validly issued, and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof (except for liens arising as a function of law or regulation on the Common Shares). Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Common Shares is exempt from registration under the 1933 Act.

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of the Articles of Incorporation (as defined in Section 3(p)), the Company’s Articles of Incorporation, any certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the principal securities market or exchange (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e)           Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of the Common Shares shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

4. COVENANTS.

(a)           Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)           Reporting Status. Until the date on which the Purchaser or any transferee or assignee thereof to whom a Purchaser assigns its rights as a holder of Common Shares under this Agreement (each an “Investor”, and collectively, the “Investors”) shall have sold all the Common Shares (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(c)           Use of Proceeds. The Company will use the proceeds from the sale of the Common Shares for working capital and general corporate purposes.

(d)           Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a)           The obligation of the Company hereunder to issue and sell the Common Shares to Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing Purchaser with prior written notice thereof:

(i)           The Purchaser shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)           The Purchaser shall have delivered to the Company the Purchase Price Consideration for the Common Shares being purchased by the Purchaser at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)           The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

6. CONDITIONS TO PURCHASER’S OBLIGATION TO PURCHASE.

(a)           The obligation of Purchaser hereunder to purchase the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)           The Company shall have duly executed and delivered to the Purchaser (A) each of the Transaction Documents and (B) the Common Shares being purchased by the Purchaser at the Closing pursuant to this Agreement.

(ii)           The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(iii)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Common Shares.

(iv)           The Company shall have delivered to the Purchaser such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

7. TERMINATION.

In the event that the Closing shall not have occurred on or before five (5) Business Days from the date hereof due to the Company’s or the Purchaser’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

8. MISCELLANEOUS.

(a)           Jurisdiction and Venue; Jury Trial Waiver.  Each party acknowledges and agrees that any legal action, proceeding, or litigation arising out of or in any way related to this Agreement shall be instituted in the United States District Court for the Northern District of Georgia or any State of Georgia court having jurisdiction over the subject matter of the dispute or matter.  Each party agrees to submit to the jurisdiction of and agree that the venue is proper in those courts in any legal action, proceeding, or litigation arising out of or in any way related to this Agreement.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL ACTION, PROCEEDING, OR LITIGATION ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)           Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Purchaser, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holder of the Common Stock at such time, and any amendment to this Agreement made in conformity with the provisions of this Section 8(e) shall be binding on all Purchaser and holders of Common Shares, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Common Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Common Shares, as the case may be. The Company has not, directly or indirectly, made any agreements with Purchaser relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Purchaser has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

CIG Wireless Corp.
Five Concourse Parkway, Suite 3100
Atlanta, GA 30328
Telephone No.: 678-332-5000
Facsimile No.:  678-332-5050
Attn:  Akram Baker, CEO

with a copy to:

Wuersch & Gering LLP
100 Wall Street
New York, New York 10005
Telephone No.: (212) 509-5050
Facsimile No.:  (610) 819-9104
Attn:  Travis L. Gering

If to the Purchaser:

BAC Berlin Atlantic Holding GmbH & Co. KG
Five Concourse Parkway, Suite 3100
Atlanta, GA 30328
Telephone No.: 678-332-5000
Facsimile No.:  678-332-5050

with a copy to:

Hartman Simons & Wood LLP
6400 Powers Ferry Road, NW
Suite 400
Atlanta, Georgia 30339
Telephone No.:  678-528-4446
Facsimile No.:  770-951-5357
Attention:  Yvette Fallone-Tietje

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares. Purchaser may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights.

(h)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)           Survival. Unless this Agreement is terminated under Section 7, the representations and warranties of the Company and the Purchaser contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4 and 8 shall survive the Closing and the delivery of the Common Shares. Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)           Remedies. Purchaser and each holder of the Common Shares shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Purchaser. The Company therefore agrees that the Purchaser shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(l)           Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(m)           Independent Nature of Purchaser’s Obligations and Rights. The obligations of Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchaser as, and the Company acknowledges that the Purchaser do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Purchaser are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this COMMON STOCK PURCHASE AGREEMENT to be duly executed as of the date first written above.

Number of Shares of Common Stock purchased by the undersigned Purchaser: ***750,000*** Shares of Company Common Stock at a value of Two U.S. Dollars ($2.00) per share.

Consideration: One Hundred Percent (100%) of the Equity Membership Interests of CIG, LLC, a Delaware Limited Liability Company, to be transferred to CIG Properties, Inc., a wholly owned subsidiary of the Company.

COMPANY: CIG WIRELESS CORP.

By:	/s/ Akram Baker
Name: Akram Baker
Title: Chief Executive Officer

BAC Berlin Atlantic Holding GMBH & CO. KG

By:	BAC Verwaltung GmbH, its General Partner

By:	/s/ Stefan Beiten
Name: Stefan Beiten
Title: Managing Director